As filed with the Securities and Exchange Commission on April 29, 2025
Registration No. 333-171110
Registration No. 333-173797
Registration No. 333-197064
Registration No. 333-265582

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-8 REGISTRATION STATEMENT NO. 333-171110
FORM S-8 REGISTRATION STATEMENT NO. 333-173797
FORM S-8 REGISTRATION STATEMENT NO. 333-197064
FORM S-8 REGISTRATION STATEMENT NO. 333-265582
UNDER THE SECURITIES ACT OF 1933
__________________________________________

DIAMOND HILL INVESTMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	65-0190407
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200 Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

2005 Employee and Director Equity Incentive Plan
Diamond Hill Investment Group Inc. 2011 Equity and Cash Incentive Plan
Diamond Hill Investment Group Inc. 2014 Equity and Cash Incentive Plan
Diamond Hill Investment Group, Inc. 2022 Equity and Cash Incentive Plan
(Full title of the plans)

Heather E. Brilliant President and Chief Executive Officer Diamond Hill Investment Group, Inc. 325 John H. McConnell Blvd., Suite 200 Columbus, Ohio 43215 (614) 255-3333	Copy to: Chadwick P. Reynolds, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed by Diamond Hill Investment Group, Inc., an Ohio corporation (the “Registrant”), to withdraw and deregister all common shares, without par value, of the Registrant (the “Common Shares”) that had been registered and remain unsold and unissued under the following Registration Statements on Form S-8 (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder, filed by the Registrant with the Securities and Exchange Commission (the “Commission”):
•Registration Statement on Form S-8 (Registration No. 333-171110) filed by the Registrant with the Commission on December 10, 2010, pertaining to the registration of the Common Shares and any other securities described in the Registration Statement under the 2005 Employee and Director Equity Incentive Plan;
•Registration Statement on Form S-8 (Registration No. 333-173797) filed by the Registrant with the Commission on April 29, 2011, pertaining to the registration of the Common Shares and any other securities described in the Registration Statement under the Diamond Hill Investment Group Inc. 2011 Equity and Cash Incentive Plan;
•Registration Statement on Form S-8 (Registration No. 333-197064) filed by the Registrant with the Commission on June 27, 2014, pertaining to the registration of the Common Shares and any other securities described in the Registration Statement under the Diamond Hill Investment Group Inc. 2014 Equity and Cash Incentive Plan; and
•Registration Statement on Form S-8 (Registration No. 333-265582) filed by the Registrant with the Commission on June 14, 2022, pertaining to the registration of the Common Shares and any other securities described in the Registration Statement under the Diamond Hill Investment Group, Inc. 2022 Equity and Cash Incentive Plan.
The Registrant is no longer issuing Common Shares or any other securities under the plans covered by the Registration Statements. This Post-Effective Amendment is being filed to deregister all Common Shares, together with any and all plan interests and other securities, that were registered under the Registration Statements and remain unsold and unissued under those plans as of the date of this Post-Effective Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.        Exhibits

Exhibit No.	Description
24.1	Powers of Attorney (filed herewith)

[Signature page to immediately follow.]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 29, 2025.

DIAMOND HILL INVESTMENT GROUP, INC.

By:	/s/ Heather E. Brilliant
	Heather E. Brilliant, Chief Executive Officer and President	April 29, 2025

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities indicated on April 29, 2025.

Signature	Title	Date

/s/ Heather E. Brilliant	Chief Executive Officer and	April 29, 2025
Heather E. Brilliant	President (Principal Executive Officer)

/s/ Thomas E. Line	Chief Financial Officer and	April 29, 2025
Thomas E. Line	Treasurer (Principal Financial Officer and Principal Accounting Officer)

Richard S. Cooley*	Director	April 29, 2025
Richard S. Cooley

Gordon B. Fowler*	Director	April 29, 2025
Gordon Fowler

Paula R. Meyer*	Director	April 29, 2025
Paula R. Meyer

Nicole R. St. Pierre*	Director	April 29, 2025
Nicole R. St. Pierre

L’Quentus Thomas*	Director	April 29, 2025
L’Quentus Thomas

The undersigned, as attorney-in-fact, signs this document on behalf of the above-named directors pursuant to a Power of Attorney duly executed by such directors and filed with this Post-Effective Amendment No. 1 to the Registration Statements as Exhibit 24.1.

* By	/s/ Thomas E. Line
Thomas E. Line
Executed by Thomas E. Line
on behalf of those indicated pursuant to Powers of Attorney